Exhibit 10.2

Amendment No. 1
to the
Cullen/Frost Bankers, Inc.
Restoration Plan
(Effective as of January 1, 2009)

Whereas, Cullen/Frost Bankers, Inc. (“Company”) maintains the Cullen/Frost Bankers, Inc. Restoration Plan as last amended and restated effective as of January 1, 2009 (“Plan”), to provide for the payment of certain pension and pension related benefits to certain key management and select highly compensated employees who are participants in the Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates (“Retirement Plan”) and whose benefits under the Retirement Plan are limited by Code sections 401(a)(17) and 415; and
Whereas, the Company desires to amend the Plan to reflect the Supreme Court decision in U.S. v. Windsor regarding the definition of a spouse for federal law purposes; and
Whereas, Plan section 8.1 provides that the Company may amend the Plan acting through its Board of Directors (or the designee of the Board of Directors) at any time;
Now, Therefore, in accordance with the provisions of Plan section 8.1, the following actions are hereby taken and the Plan shall be amended, in the following respects:
1.    Effective June 26, 2013, Plan section 2.1(jj) is amended in its entirety to read as follows:

(jj)
“Spouse” means with respect to a Participant, a person who is the Participant’s husband or wife (as applicable) under applicable state law to whom the Participant has been legally married during the 12-month period immediately preceding the Participant’s date of death, if such death is earlier than the date the Participant has a Separation from Service. For purposes of the Plan, the term “Spouse” does not include parties to a registered domestic partnership, civil union, or other similar formal relationship recognized under the laws of a state (or foreign jurisdiction) but which is not recognized as a marriage under that state (or foreign jurisdiction), even if such state or other applicable law provides that persons in these relationships have the same rights, protections, and benefits as married persons.

2.    Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

* * * * * * * * * * * *

In Witness Whereof, the Company has caused this instrument to be executed by its duly authorized officers as of December  23  , 2014, and generally effective as of June 26, 2013, unless another date is specified above.
Cullen/Frost Bankers, Inc.

By:	/s/ Richard W. Evans, Jr.

Its:	Chairman and CEO
Attest:

By:	/s/ Emily Skillman
Its:    Group Executive Vice President

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